John Hancock Funds, LLC

601 Congress Street

Boston, MA 02210-2805

January 1, 2014

To the Trustees of

John Hancock Funds II

601 Congress Street

Boston, MA 02210

Re: Class R4 Rule 12b- 1 Fee Waiver Letter Agreement

With reference to the Distribution Plan entered into by and between John Hancock Funds, LLC (the "Distributor") and John Hancock Funds II (the "Trust"), on behalf of Class R4 shares of certain series thereof (each, a "Fund" and collectively, the "Funds"), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b- 1 distribution fees and/or service fees applicable to Class R4 shares of the Funds set forth in Appendix A hereto to the extent necessary to achieve the aggregate distribution and service fees and for the period set forth in such Appendix. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trust will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust to so rely.

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

                                                                        Sincerely,

                                                                        JOHN HANCOCK FUNDS, LLC

                                                                        By:   /s/ Jeffrey H. Long

                                                                                 Jeffrey H. Long

                                                                                 Vice President, Finance

Agreed and Accepted

By:   /s/ Charles Rizzo

         Charles Rizzo

         Chief Financial Officer, John Hancock Funds II

Fund	Class R4 Rule 12b-1 Fee	Waiver Period
Alternative Asset Allocation Fund	0.15%	June 27, 2013 – December 31, 2014
Retirement Choices at 2010 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2015 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2020 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2025 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2030 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2035 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2040 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2045 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Retirement Choices at 2050 Portfolio	0.15%	May 1, 2012 - December 31, 2014
Lifestyle Aggressive Portfolio	0.15%	June 1, 2012 – April 30, 2015
Lifestyle Growth Portfolio	0.15%	June 1, 2012 – April 30, 2015
Lifestyle Balanced Portfolio	0.15%	June 1, 2012 – April 30, 2015
Lifestyle Moderate Portfolio	0.15%	June 1, 2012 – April 30, 2015
Lifestyle Conservative Portfolio	0.15%	June 1, 2012 – April 30, 2015
Retirement Living through 2010 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2015 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2020 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2025 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2030 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2035 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2040 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2045 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through 2050 Portfolio	0.15%	June 1, 2012 – December 31, 2014
Retirement Living through II 2010 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2015 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2020 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2025 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2030 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2035 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2040 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2045 Portfolio	0.15%	November 7, 2013 – December 31, 2014
Retirement Living through II 2050 Portfolio	0.15%	November 7, 2013 – December 31, 2014